U N I T E D   S T A T E S

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


              Date of Report
    (Date of earliest event reported)       September 13, 1999


               PACIFIC CENTURY FINANCIAL CORPORATION
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)


         Delaware                1-6887           99-0148992
 ------------------------     ------------    -------------------
 (State of incorporation)     (Commission        (IRS Employer
                              File Number)    Identification No.)


    130 Merchant Street, Honolulu, Hawaii             96813
   ----------------------------------------         ----------
   (Address of principal executive offices)         (Zip Code)


      (Registrant's telephone number,
           including area code)             (808) 643-3888

Item 5.  Other Events

          (a)   Exhibit

                    99.1   Press Release



                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 16, 1999            PACIFIC CENTURY FINANCIAL
                                       CORPORATION


                                     /s/ Lawrence M. Johnson
                                           (Signature)

                                     Lawrence M. Johnson
                                     Chairman & Chief
                                       Executive Officer

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549









              PACIFIC CENTURY FINANCIAL CORPORATION







                   EXHIBIT TO CURRENT REPORT ON
                FORM 8-K DATED September 16, 1999



















                  Commission File Number 1-6887







  Bank of Hawaii Announces Program to Create Growth, Streamline
       Operations and Create Strong, Client-Focused Future

     o    $21 Million In New Revenues
     o    $43 Million in Reduced Expenses
     o    266 Employees May Be Displaced Over the Next 12 Months
     o    Share Repurchase Program Expanded


                          FOR RELEASE: 12:00 p.m. Sept. 13, 1999


     HONOLULU (September 13, 1999) - Bank of Hawaii today announced its plan to dramatically improve the delivery of financial services in Hawaii and across the Pacific. The Bank's New Era Redesign sets a new standard for client service in the financial services industry, and will also create new business growth and reduce expenses by simplifying and streamlining business processes.

When fully implemented by the fourth quarter of 2000, New Era Redesign is conservatively expected to contribute an annualized $21 million to revenues and reduce operating expenses by an annualized $43 million. The plan underscores the Bank's commitment to continue as the leader in the financial services industry in Hawaii and the Pacific. Related to redesign, Pacific Century Financial Corp., Bank of Hawaii's parent company, will incur a restructuring charge of $23 million (pre-tax) in the third quarter of 1999, or $0.17 per share after-tax.

In conjunction with the redesign results, Pacific Century also announced that its board of directors approved a share repurchase authorization of up to 300,000 shares of common stock per quarter beginning in the fourth quarter of 1999. This is in addition to the existing authorization to repurchase shares issued under the company's dividend reinvestment plan and various benefit plans.

Pacific Century Financial Corporation, and its subsidiary, Bank of Hawaii, launched New Era, a two-phase, 18-month program back in February 1998 to respond to clients' changing needs, eliminate outdated procedures, improve efficiency, and reduce expenses.
New Era's phase two estimated savings announced today are on top of last year's achievements from New Era phase one, which the company estimates will save $19.7 million in 1999.

"Although we have always offered better products and services than our competitors, we realized that over time our processes had become dated, limiting our ability to provide the new, higher level of service clients demand," said Lawrence M. Johnson, chairman and chief executive officer of Pacific Century Financial Corporation and Bank of Hawaii.

"As people's lives become increasingly complex, they're not only looking for safety, convenience and performance from their financial services provider, they want a breadth of products and services, a minimum amount of hassle, and the opportunity to shape the banking experience that's best for them," Johnson explained.

"New Era Redesign gives us new tools and simplified processes that will allow us to deliver what our clients want today. And, our clients will see tangible benefits resulting from New Era no matter which way they choose to bank with us, whether its through an ATM, at their neighborhood branch, or over the phone or internet," Johnson added.

"Through New Era, we are charting our own course to ensure our continued future success," said Johnson. "We are confident these initiatives to improve efficiency, simplify processes, and enhance the quality of our products and services will benefit our clients, employees, shareholders and the community-at-large in the four markets we serve. New Era reaffirms and strengthens the company's commitment to Hawaii and to its Pacific strategy," he added.

Throughout the coming year, Bank of Hawaii will introduce a number of New Era programs and services that will result in significant advances in consumer, small business and corporate banking, as well as products that will bring added value and simplicity. Some examples include:

          o Improved internet and phone services will provide instant answers and expanded capability, including loans by phone and late-night service.

          o    Banking professionals with expertise in
               investments, insurance, trust, and other areas will be strategically located throughout the Bank's network to assist consumers.

          o A staffed information and welcome center in each branch will ensure clients' needs are met quickly and completely.

          o Teller lines will move more quickly due to the introduction of new card technology.

          o Bankoh debit and credit cards will allow cardholders to earn airline miles, and then combine them, to earn free travel faster.

          o Electronic banking services designed especially for small businesses will help organize and simplify their financial management tasks.

          o New, dedicated business banking centers staffed with specialized business bankers will be opened.

          o Banking teams with expertise in corporate financial services as well as in specific industries (such as technology, manufacturing or retail) will be expanded to serve the needs of business clients.

"All of these initiatives add up to measurable benefits for our clients. As these improvements roll-out over the next year, our clients will notice faster and better service, have direct access to financial experts that are ready to help them, and enjoy banking that is simpler and more convenient than ever before," said Richard Dahl, president and chief operating officer.

According to Dahl, New Era served as a catalyst for energizing and focusing the entire company on both client needs and performance objectives. Every employee had the opportunity to participate in the redesign process, and staff members submitted a total of 2,100 improvement ideas for consideration.

"These changes are a result of the best thinking from our staff and are not simply top-down decisions," explained Dahl. "Our employees are among the most knowledgeable and most capable employees in the industry, and the quality of the ideas that comprise New Era reflect that," Dahl added.

"The overwhelming majority of our employees will continue in their current or comparable assignments, or will be re-deployed to new jobs within the bank. For them, New Era will result in more fulfilling jobs, as well as access to new tools and improved training that will enable them to better serve our clients," said Dahl. "Also, we expect job opportunities will be enhanced because our employees will be working for what will be the most exciting, people-oriented financial services company in the Pacific region."

Although approximately 1,015 total positions will be eliminated as a result of the redesign, it is expected that fewer than 266 individuals may be displaced over a 12-month period. The company continues to implement programs designed to reduce the actual number of employees who may lose their job to the smallest number possible. This will be accomplished through a continued hiring freeze, voluntary separations, projected attrition, and retraining and redeployment of staff.

Today's announcement culminates phase-two, or the redesign portion, of the New Era program. Phase one New Era initiatives included merging of the company's two mainland bank subsidiaries, outsourcing of credit and debit card operations, consolidation of its branch network in Hawaii, merging of First Federal Savings & Loan Association of America with Bank of Hawaii, and re-incorporation and charter changes.

Bank of Hawaii, founded in 1897, is the principal subsidiary of Pacific Century Financial Corporation, a $14.6 billion regional financial services holding company. Pacific Century Financial Corporation, the leading financial institution in the state of Hawaii, also serves the West and South Pacific, Asia, and selected markets on the US Mainland. Bank of Hawaii offers a wide range of financial products and services, including traditional banking, investments, trusts, private client services, leasing and insurance. Bankoh provides customers with convenient access to financial services through its network of branches, supermarket branches, Bankoh BankMachines, Bankoh BankPhone and e-Bankoh, its Internet banking service, which is available through its website, www.boh.com.

                        #     #      #

This press release contains forward-looking statements which are provided to assist in the understanding of certain aspects of the Company's anticipated future financial performance. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Forward-looking statements are subject to significant risk and uncertainties, many of which are beyond the Company's control. Although the Company believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate and actual results may differ from those contained in or implied by such forward-looking statements for a variety of reasons. Factors which might cause such a difference include, but are not limited to, expected cost savings from New Era Redesign cannot be fully realized or realized within the expected timeframe; income or revenues from New Era Redesign are lower than expected or operating or implementation costs are higher; competitor pressures in the banking and financial services industry increase significantly, particularly in connection with product delivery and pricing; business disruption related to implementation of New Era Redesign programs or methodologies; inability to achieve expected customer acceptance of revised pricing structures and strategies; general economic conditions in the geographic areas where the Company seeks to expand its business opportunities are weaker than expected or other unanticipated occurrences which could delay or adversely impact the implementation of all or a part of New Era Redesign.

The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.
Pacific Century Financial Corporation
Attachment to Press Release


The following is a description of the graphic information presented as an attachment to the Press Release "Bank of Hawaii Announces Program to Create Growth, Streamline Operations and Create Strong, Client-Focused Future" dated September 13, 1999.


#1   Title:    New Era  the redesign
     Description:   Title Page

#2   Title:    Special Note Regarding Forward-Looking Statements
     Description:   Disclosure statement relating to forward-
          looking statements repeated from last paragraph of press release

#3   Title:    Redesign Supports New Era Objectives
     Description:   Text Presentation
     Text:
     o    Reduce Costs & Improve Efficiency
     o    Consolidate Operations & Eliminate Duplication
     o    Streamline Our Regulatory Process
     o    Enhance Revenues

#4   Title:    New Era - The Redesign
     Description:   Text Presentation
     Text:
     o    March - September 1999
     o    Scope: Hawaii, West Pacific, & Asia
     o    Evaluate revenue and expense processes
     o    Focus on enhancing client service and shareholder value
     o    2,100 ideas submitted & 1,200 selected
     o    Twelve-month implementation period through September
          2000

#5   Title:    Main Outcomes of Redesign
     Description:   Text Presentation
     Text:
     o Client-driven approach to delivery and development of products and services
     o Streamlined operations to remove cumbersome, manually-intensive and redundant processes
     o    Differentiated branch network
     o Management of vendors & procurement as a business to minimize costs & maximize quality
     o    Value-based pricing

#6   Title:    Financial Impact of Redesign
     Description:   Tabular Presentation
     Table:                             $MM       Per Share*
          Annual benefits (4Q 2000 Run Rate)
            Cost Savings                 $43
            Revenue Enhancements          21
                                         ---
                Benefits, Pre-tax        $64
                Benefits, After-tax       40           $0.49

          Restructuring Charge - 3Q 1999

            Pre-tax                      $23
            After-tax                     14           $0.17

          *Excludes any impact from share repurchase

#7   Title:    Incremental Impact of Redesign
     Description:   Bar graph with X-axis reflecting quarterly
          net income for the fourth quarter of 1999 through the fourth quarter of 2000 and Y-axis reflecting net income after tax (excludes any impact from share repurchase).
               Plotting points:
               Fourth quarter 1999       $1.3 million
               First quarter 2000         4.3 million
               Second quarter 2000        6.3 million
               Third quarter 2000         8.3 million
               Fourth quarter 2000       10.0 million

#8   Title:    Redesign Restructuring Charge
     Description:   Pie chart presentation of the components of
          the restructuring charge to be taken in the third quarter. Three (3) sections: Severance $6 million (26%); Facilities $1 million (4%) and Other $16 million (70%).
          Per share impact of the aggregate redesign cost ($23 million) is also presented as $0.17 per share.

#9   Title:    Total Redesign Benefits
     Description:   Pie chart presentation of the components of
          the redesign benefits which total $64 million. Two (2) sections: Revenue Enhancements (33%) and Cost Savings
          (67%).

#10  Title:    Source of Redesign Cost Savings
     Description:   Pie chart presentation of the components of
          the sources of redesign savings which totaled $43 million. Four (4) sections: Process redesign 44%; Consolidation of activities 33%; Vendor management & procurement 15% and Optimizing technology 8%.

#11  Title:    Redesign Cost Savings by Type
     Description:   Two side by side pie charts, left chart
          presenting the allocation of the cost savings of $43 million and the right chart presenting the allocation of personnel savings. Left chart presents the allocation of cost savings between Personnel (74%) and Non-personnel (26%) and the right chart presents the source of the personnel cost savings between: Managed hiring (34%); Attrition (33%); Displacements (25%) and Voluntary election (8%).

#12  Title:    Redesign Personnel Savings
     Description:   Tabular Presentation of Bank of Hawaii's
          Staff Impact
     Table:
          $32 Million Total
          New Era Baseline FTEs* (In Scope)            4,110
            Voluntary Election                    81
            Managed Hiring                       345
            Estimated Attrition                  323
            Displacements                        266
                                               -----
               Reductions                      1,015
          FTEs - October 2000                          3,095
          Total Pacific Century FTE at 8/31/99: 5,175

          *FTE = Authorized Full Time Equivalent positions

#13  Title:    Redesign Cost Savings by Area
     Description:   Pie chart presenting redesign cost savings by
          area of the Bank - cost savings of $43 million.  Four
          (4) sections: Retail & Consumer (44%); Administration &
          Procurement (21%); IT & Operations (21%) and
          Commercial/International (14%).

#14  Title:    Retail & Consumer
     Description:   Pie chart and text presenting the allocation
          of the Retail & Consumer cost savings of $19 million. Pie chart is the same as #13 with only Retail & Consumer section identified. Text presents savings from two (2) example themes included in the idea base:
          Differentiated branch network ($5 million) and Streamline transactions in the distribution channels ($3 million).

#15  Title:    Commercial/International
     Description:   Pie chart and text presenting the allocation
          of the Commercial/International cost savings of $6 million. Pie chart is the same as #13 with only Commercial/International section identified. Text presents savings from two (2) example themes included in the idea base: Streamline the commercial infrastructure ($3 million) and Standardize, streamline and integrate credit processing ($1 million).

#16  Title:    IT & Operations
     Description:   Pie chart and text presenting the allocation
          of IT & Operations cost savings of $9 million. Pie chart is the same as #13 with only IT & Operations section identified. Text presents savings from two (2) example themes included in the idea base: Align IT with business units ($4 million) and Integrate statement rendering ($1 million).

#17  Title:    Administration & Procurement
     Description:   Pie chart and text presenting the allocation
          of Administration & Procurement cost savings of $9 million. Pie chart is the same as #13 with only Administration & Procurement section identified. Text presents savings from two (2) example themes included in the idea base: Vendor management & procurement efficiencies ($3 million) and Outsource facilities ($2 million).

#18  Title:    Source of Redesign Revenue Enhancements
     Description:   Pie chart and text presenting the allocation
          of Redesign Revenue Enhancements of $21 million. Pie chart presents five (5) sections: Value based pricing (35%); Non-client revenue (23%); Tailored service (18%); Simplify & standardize (15%) and New & non-traditional revenue opportunities (9%).

#19  Title:    Technology Investments
     Description:   Text Presentation
     Text:
     o    $15 million related to redesign
          -  New systems
          -  Hardware & software for network management
          -  Digital imaging & bar coding

     o    $10 million in on-going technology investments
          -  Hogan 2.0
          -  Network security
          -  Intranet / Internet infrastructure

#20  Title:    Share Repurchase Authorization
     Description:   Text Presentation
     Text:
     o    Effective 4th quarter 1999
     o    Repurchase up to 300,000 shares per quarter
     o Incremental to repurchases to offset shares issued for dividend reinvestment and various benefit plans

#21  Title:    Tools for Implementation
     Description:   Text Presentation
     Text:
     o    Implementation Coordinators
          -  Experienced leaders to oversee the action plan
          -  Dedicated full-time for 12 months

     o Steering Committee to monitor outcomes against blueprint
          -  Tracking system in place
          - Ideas have specific owners, defined cost and detailed implementation plans
     o    Compensation linked to implementation results

#22  Title:    Key Success Factors
     Description:   Text Presentation
     Text:
     o    New Era 1998 initiatives accomplished
          -  Results achieved on time
          -  Experienced gained
     o    Project management skills honed in Y2K
     o    Empowered employees
     o    Streamlined organizational structure
     o    Improving economic outlook in our markets